             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our reports each dated February 20, 1998, accompanying the financial statements and financial highlights of Navellier Aggressive Growth Portfolio, Navellier Mid Cap Growth Portfolio, Navellier Aggressive Small Cap Portfolio, Navellier Small Cap Value Portfolio, Navellier Large Cap Growth Portfolio, Navellier Large Cap Value Portfolio, and Navellier International Equity Portfolio, each a series of shares of Navellier Performance Funds, appearing in the Annual Reports to Shareholders for the year ended December 31, 1997, which are incorporated by reference in the Post Effective Amendment No. 9 to the Registration Statement on Form N-1A of Navellier Performance Fund. We consent to the use of the aforementioned reports and to the references to our Firm in the Registration Statement.

                                        /s/ Tait, Weller & Baker

                                        TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
March 31, 1998